Exhibit 10.1.6

Renewal Agreement to a Lease Agreement (as amended) (the “Lease”)

Date: June 29, 1989

Between:

Canadian Tomken Inc. (“Landlord”)

and

Delphax Technologies Canada Limited (“Tenant”)

WHEREAS the Tenant occupies 24,038 square feet of the land and building owned by the Landlord and designated municipally as 5060 Tomken Road, Mississauga, Ont.;

AND WHEREAS the Tenant is the lawful successor to the original tenant under the Lease;

AND WHEREAS the Lease Term expires on August 31, 2005, subject to the Tenants right of renewal;

AND WHEREAS the Landlord and Tenant have agreed to renew the Lease as follows:

Clause I - Term

The Term of the Lease is hereby extended to 11:59 P.M. August 31, 2010.

Clause II - Basic Annual Rent

1.	The Rental Rate per square foot for the calculation of Basic Annual Rent for the period of September 1, 2005 to August 31, 2010 shall be $5.50;

2.	Basic Annual Rent of ONE HUNDRED AND THIRTY-TWO THOUSAND TWO HUNDRED AND NINE DOLLARS ($132,209.00) shall be payable in equal monthly installments on the 1st day of each month commencing September 1, 2005 in the amount of ELEVEN THOUSAND AND SEVENTEEN DOLLARS AND 41 CENTS ($11,017.41), together with all other sums properly payable under the Lease.

Clause III - Renewal

1.	When not in default, the Tenant shall have 1 right of renewal for a further period of THREE (3) YEARS from the expiration of the term, herein, such right to be exercised in writing at least SIX (6) MONTHS prior to the expiration of the term herein;

2.	The basic Annual Rental Rate shall be market rent but shall not be less than SIX DOLLARS ($6.00) per square foot or more than SIX DOLLARS, SEVENTY-FIVE CENTS ($6.75) per square foot.

Clause IV - Restoration Conditions

1.	The Tenant will leave all “roof top” HVAC equipment in place of roof, and will not be required to remove same on lease termination. All such HVAC equipment to be in good working condition, on expiry of lease extension or on expiry of any further extension(s) to the lease. Such equipment will become the property of the building owner. All other roof venting and other equipment, that is mounted on and/or vented through the roof to be removed and roof restored, at the Tenant's expense, and in accordance with the terms of the lease;

2.	All other terms and conditions with regard to restoration, under the Lease, shall remain the same.

Clause IV - General

1.	The Tenant accepts building in “as is” condition;

2.	Except as amended herein, all other terms of the Lease shall remain in full force and effect.

Dated as of July 15, 2005

Canadian Tomken Inc.

Per:	/s/ Philip Brent c/s
Philip Brent - President

Delphax Technologies Canada Limited

Per:	/s/ Dieter P. Schilling
Name:	Dieter P. Schilling
Title:	Corp. V.P. Eng. & Mfg.

Per:	/s/ R Vella
Name:	Ray Vella
Title:	Controller

We have authority to bind our respective parties.

/s/ Witness: Joanne Gilroy.